Exhibit (h)(8)(iii)

Amendment to Participation Agreement

THIS AMENDMENT TO PARTICPATION AGREEMENT is made as of October 5, 2020, by and among Empower Annuity Insurance Company of America (formerly, Great-West Life & Annuity Insurance Company) (“GWL&A”); BNY Mellon Variable Investment Fund (formerly, Dreyfus Variable Investment Fund), BNY Mellon Investment Portfolios (formerly, Dreyfus Investment Portfolios), BNY Mellon Sustainable U.S. Equity Portfolio, Inc. (formerly, The Dreyfus Sustainable U.S. Equity Portfolio, Inc.), BNY Mellon Stock Index Fund, Inc. (formerly, Dreyfus Stock Index Fund) (each, a “Fund”); and BNY Mellon Investment Adviser, Inc.  (formerly, The Dreyfus Corporation) (“Adviser”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Parties executed a Fund Participation Agreement dated as of May 1, 1999, as amended (the “Agreement”);

WHEREAS, the Parties desire to update the Separate Accounts and Contracts listed in Schedule A and the Designated Portfolios listed in Schedule B of the Agreement;

WHEREAS, the Parties further desire to amend the Agreement to delete Schedule C; and

WHEREAS, the Parties further desire to amend the Agreement for the additional purposes described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree as follows:
1.
Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.
2.
Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.
3.
Schedule C of the Agreement is hereby deleted in its entirety.
4.
Section 5.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
5.5
GWL&A, or its designated administrator, agrees to provide certain administrative services in connection with the arrangements contemplated by this Agreement in exchange for an administrative service fee. Such services and administrative service fee are to be specified in an administrative services agreement. The Parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund.
4.
Section 5.6 of the Agreement is hereby deleted in its entirety.
5
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
6.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

PROTECTIVE LIFE INSURANCE COMPANY, as administrator on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

By: _/s/ Steve Cramer________________________________

Name: _Steve Cramer______________________________

Title: _Chief Product Officer – Retirement Division_______________________________

ON BEHALF OF EACH OF THE BNY MELLON FAMILY OF FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT

By: _/s/ James Bitetto________________________________

Name: _James Bitetto______________________________

Title: __Vice President and Secretary______________________________

BNY MELLON INVESTMENT ADVISER, INC.

By: __/s/ James Bitetto_______________________________

Name: __James Bitetto_____________________________

Title: ___Secretary_____________________________

Schedule A

Separate Accounts Utilizing the Funds

Variable Annuity 1 Series Account
Variable Annuity 2 Series Account
Prestige Variable Life Account

Contracts

Schwab Advisor Choice
Schwab OneSource Choice
Prestige VUL
Schwab OneSource
Schwab Select
Schwab Signature
Smart Track
Smart Track II
VariFund
VariFund Plus

Schedule B

LIST OF PARTICIPATING FUNDS
The provisions of this Agreement apply exclusively to the dealer code and branch codes specified in this Schedule B.  Insurance Company is solely responsible for providing the correct dealer and branch codes on each account.
Dealer Code: 007368 Branch Code: GW01

F und Name	Share Class
BNY Mellon Investment Portfolios:
MidCap Stock Portfolio	Initial and Service
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Initial and Service
BNY Mellon Stock Index Fund, Inc.	Initial and Service
BNY Mellon Sustainable U.S. Equity Portfolio	Initial and Service
BNY Mellon Variable Investment Fund
Appreciation Portfolio	Initial and Service
Growth and Income Portfolio	Initial and Service
Government Money Market Portfolio	-
Opportunistic Small Cap Portfolio	Initial and Service